UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 15, 2021

DATTO HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39637	81-3345706
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

101 Merritt 7, Norwalk, CT 06851

(Address of principal executive offices) (Zip Code)

888-995-1431

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	MSP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

The Board of Directors of Datto Holding Corp. (the “Company”) has established May 27, 2021 as the date of the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”). The 2021 Annual Meeting will be held virtually by means of remote communication.

Shareholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in the proxy materials to be distributed in connection with the 2021 Annual Meeting, or who intend to propose any resolution at the 2021 Annual Meeting, but do not wish to include it in the proxy materials, must submit their proposals or provide notice of such proposals, as applicable, in writing to the Company by the close of business on April 25, 2021. Proposals and notices must comply with the specific requirements set forth in the Company’s bylaws and must be sent to the Company’s General Counsel and Secretary at 101 Merritt 7, Norwalk, CT 06851.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2021	DATTO HOLDING INC.

	By:	/s/ Michael Fass
	Name:	Michael Fass
	Title:	General Counsel